ACCESS AGREEMENT

                                BETWEEN

           YANKUNYTJATJARA COUNCIL (ABORIGINAL CORPORATION)

                                  AND

         ANTAKIRINJA LAND MANAGEMENT (ABORIGINAL CORPORATION)
                                  AND

                              PADDY JONES
                              JEAN WOODS
                              TILLY WAYE
                             SADIE SINGER
                             LALLIE LENNON
                            JOHNNY CULLINAN

                                  AND

                      WILLIAM HERBERT LENNON SNR.
                            EILEEN CROMBIE
                              IAN CROMBIE
                              KEITH SMITH

                                  AND

                     HEMLEY EXPLORATION PTY. LTD.



                             prepared by:

            PITJANTJATJARA COUNCIL INC. (LEGAL DEPARTMENT)
                          3 Wilkinson Street,
                             P.O. Box 2189
                       ALICE SPRINGS, N.T. 0870

                         Phone: (08) 8950 5419
                         Fax: (08) 89 52 3261

                               CONTENTS


Page 2             Recital

CLAUSE
1.                 Definitions

2.                 Interpretation and Other Matters

3.                 Consent

4.                 Undertaking

5.                 Initial Survey of License Area by Explorers

6.                 Consideration Given by the Explorers

7.                 Notification of Operations

8.                 Land Entry and Occupation

9.                 Identification

10.                Petroleum Operations

11.                Scouting Teams

12.                Screening and Clearance

13.                Effect of Operations on the Environment

14.                Advisory Committee

15.                Removal of Employees

16.                Instruction in Aboriginal Culture

17.                Explorer Covenants

18.                The NTPs Covenants

19.                Rights of Traditional Owners

20.                Rights of Explorer

21.                Reversion of Infrastructure

22.                Indemnity

23.                Field Development and Production

24.                Petroleum Production License

25.                Force Majeure

26.                Assignment

27.                Operations

28.                Confidential Information

29.                Termination

30.                Termination of Activities

31.                Consequences of Termination

32.                Costs and Payments

33.                Disputes

34.                Term

35.                Variation

36.                Further Assurance

37.                Notices

                              Schedule 1
                    Description of the License Area


                              Schedule 2


                              Schedule 3
    Payments to the NTPs pursuant to Clause 6.1.3 of the Agreement in respect of Petroleum Operations under the PEL

                              Schedule 4
    Payments to the NTPs pursuant to Clause 6.1.4 of the Agreement in respect of Petroleum Operations under the PPL

                               AGREEMENT


THIS AGREEMENT is made the 1st day of May 1998

BETWEEN:

YANKUNYTJATJARA COUNCIL (ABORIGINAL CORPORATION): an Association incorporated pursuant to the provisions of the Aboriginal Councils & Associations Act 1976
(Clth) and having its principal office at 3 Wilkinson Street, Alice Springs in the Northern Territory of Australia, of the first part.

-AND-

ANTAKIRINJA LAND MANAGEMENT (ABORIGINAL CORPORATION) an association incorporated pursuant to the provisions of the Aboriginal Councils & Associations Act 1976
(Clth) and having its principal office at Umoona Community Council, Family Care Workers Office, Coober Pedy in the State of South Australia, of the second part.

-AND-

PADDY JONES,  JEAN WOODS,  TILLY WAYE,  SADIE  SINGER,  LALLIE LENNON AND JOHNNY
CULLINAN the registered Native Title Claimants on behalf of all the Claimants referred in the Application for Native Title Determination known as SC97/9 lodged 21st November 1997 by Aboriginal Legal Rights Movement Inc. of 321-325 King William Street Adelaide in the State of South Australia of the third part.

-AND-

WILLIAM HERBERT LENNON SNR. EILEEN CROMBIE, IAN CROMBIE, and KEITH SMITH the registered Native Title Claimants on behalf of all the Claimants referred to in the Application for Native Title Determination known as SC95/7 lodged 14th November 1995 by Aboriginal Legal Rights Movement Inc. of 321-325 King William Street, Adelaide in the State of South Australia, of the fourth part.

[the   parties   of  the  first  to  the   fourth   parts   hereinafter
collectively referred to as the Native Title Parties [ N.T.Ps j

-AND-

HEMLEY EXPLORATION PTY LTD (ACN 073 039 059) a body incorporated pursuant to the lncorporation's Law having its principal office at ECH House, Suite 3, 174 Greenhill Road, Parkside in the State of South Australia ("hereinafter referred to as the Explorer") of the fifth part.

WHEREAS:-

A. Yankunytjatjara Council (Aboriginal Corporation) is an Association the Objects and Rules of which include the protection of the culture and heritage of the Traditional Lands of its members.

B. Antakirinja Land Management (Aboriginal Corporation) is an Association the Objects and Rules of which include the pursuit of a Native Title Determination and the protection of the culture and heritage of the Traditional Lands of its members.

C. On the 23rd day of May 1996 the Explorer was granted by the South Australian Minister for Mines & Energy under the provisions of the Petroleum Act 1940 (SA), Petroleum Exploration License No. 63 ("hereinafter referred to as the 'tenement") which is located over portions of Pastoral Leases known as Lambina, Welborne Hill, Wintinna West, and Mt Willoughby as well as a portion of the Tallaringa Conservation Park.

D. The Traditional Lands are areas where the Native Title Parties currently exercise native title rights includes the area boarded by the tenement.

E. The NTPs believe that the grant of the tenement gave the Explorer no right to carry out Petroleum Operations on it as Sub-division B of Division 3 of
      Part 2 of the Native Title Act 1993 (CLTH) has yet to be complied with.

F. Without waiving any other rights the NTPs may possess against the State of South Australia for failure to comply with the provisions of the Native Title Act 1993 (CLTH) the NTPs enter into this Agreement in lieu of any other agreement they may have entered into pursuant to the procedures under the Native Title Act 1993 (CLTH).

G. The parties having negotiated in good faith intend that this Agreement shall:-

     (a) provide the terms and conditions under which the Explorer can access the tenement for the purpose of carrying out Petroleum Operations;

     (b) provide an undertaking by the NTPs not to challenge the validity of the grant of the tenement by the Minister for Mines & Energy Resources
          (SA) or the validity of the Explorer's right to carry out Petroleum Operations unless there is a breach of the provisions of this Agreement; and

     (c) provide the methodology for the protection of sites of spiritual and cultural significance to the NTPs and the protection of sites and objects under the Heritage Act 1988 (SA).

H THE EXPLORER'S OBLIGATIONS UNDER THIS AGREEMENT ARE NOT DEPENDENT UPON NTPS ESTABLISHING NATIVE TITLE OVER THE TENEMENT OR HAVING A DETERMINATION OF NATIVE TITLE MADE BY THE NATIONAL NATIVE TITLE TRIBUNAL, THE FEDERAL COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION.

I. The land covered by the tenement is included in Applications for a Native Title Determination (SC 95/07) lodged with the National Native Title Tribunal on the 14th November 1995 and accepted on the 29th August 1996, and ( SC 97/9) lodged on the 21st November 1997.

J. NTPs having used all reasonable endeavors to identify all persons who hold or who may hold native title rights in relation to the License Area and having consulted with those persons, act with their authority for the purpose of entering into this Agreement.

K SHOULD THE COMMONWEALTH NATIVE TITLE ACT OR COMPLEMENTARY SOUTH AUSTRALIAN LEGISLATION BE AMENDED TO PROVIDE FOR THE REGISTRATION OF AGREEMENTS BETWEEN THE CLAIMANTS OR HOLDERS OF NATIVE TITLE AND THIRD PARTIES WITH ANY PROPRIETORIAL RIGHTS ON NATIVE TITLE CLAIMED LAND, THIS AGREEMENT SHALL BE REGISTERED AS IS, OR, IF IT REQUIRES AMENDMENT TO ENABLE REGISTRATION. THE PARTIES AGREE TO AMEND THE AGREEMENT ACCORDINGLY.

NOW THIS AGREEMENT WITNESSES as follows:

1.    DEFINITIONS

           In this Agreement unless the context, otherwise requires, the following words and expressions shall have the following meanings:

the Advisory Committee       means  the  Advisory  Committee  constituted
                             under Clause 14 hereof;

Areas of Significance        means  any  site  on the  tenement  that  is
                             identified  by the Scouting Team as being of
                             cultural,  social or spiritual  significance
                             to the  Traditional  Owners  of those  areas
                             and  includes  any   "Aboriginal   site"  as
                             defined by the Aboriginal  Heritage Act 1988
                             (South   Australia)  and  any   "significant
                             aboriginal   areas"   as   defined   in  the
                             Aboriginal   and  Torres   Strait   Islander
                             Protection Act 1984 (Cwth);

the Explorer                 means  Hemley  Exploration  Pty Ltd [ACN 073
                             039 0591 and includes any assignee pursuant to Clause 26.

License means, as the context requires, the petroleum exploration license known as Petroleum Exploration License No.63 granted by the Minister for Mines and Energy on the 23 May 1996 covering the area described in
                             Schedule   1   hereto   and  any   petroleum
                             production   license  or  pipeline   license
                             issuing   therefrom  and  any  renewals  and
                             extensions of the same;

License                      Area means the area more particularly  described in
                             Schedule 1 hereto, and subsequent to the grant of the petroleum production license, the area for the time being the subject of the License as defined herein;

License Year means such twelve calendar month period commencing on the date of grant of the PEL and thereafter on each subsequent anniversary of the date of such grant.

Native Title Parties (NTPS) means the parties of the first to fourth parts described hereto and shall include members of the Yankunytjatjara Council (Aboriginal Corporation), and Antakirinja Land management (Aboriginal Corporation);

"native title"               has  the  same   meaning  as  that  term  is
                             defined in the Native Title Act 1993 [Clth]

the Minister                 means the  Minister  of Mines and Energy for
                             the  State  of  South   Australia,   or  his
                             successor;

the Operator                 means  Hemley  Exploration  Pty  Ltd  or any
                             additional or substituted operator approved by the NTPs under Clause 30 hereof;

Operational                  Area means any part of the License  Area upon which
                             from time to time under the terms of this Agreement the Explorer propose to carry out or carry out
                             Petroleum Operations;

PEL means Petroleum Exploration License No. 63 described in Schedule 1 hereto and any renewals and extensions of the same;

PPL means any one or more petroleum production license or pipeline license for which the Explorer may apply and be granted covering an area within the area described in Schedule 1 hereto and any renewals and extensions of the same;

Petroleum                    has  the  same  meaning   assigned  to  that
                             expression in the Petroleum Act. Where the term "Petroleum" is used herein it shall include each and all constituents thereof;

the Petroleum Act means the Petroleum Act 1940 of South Australia as amended or any enactment substituted therefore together with any regulations and subordinate legislation made thereunder;

Petroleum Operations         means  operations  carried out  pursuant to,
                             or for the purpose of giving  effect to, the
                             License and,  without limiting the foregoing
                             shall   include,    drilling,    geological,
                             geophysical     and    other     exploration
                             activities,       and       the-development,
                             production,  gathering, separating, pressure
                             maintenance,      dehydrating,      heating,
                             treating,       processing,        handling,
                             transportation,  fractionation,  storage and
                             marketing  of  Petroleum  produced  or to be
                             produced  from the License  Area,  including
                             but not limited  to, the  design,  capacity,
                             installation,     operation,    maintenance,
                             repair and replacement of all facilities required;

Scouting Team                means the  persons  referred to in Clause 11
                             hereof;

Seismic Lines; access road
 corridor means a corridor of 100 meters on either side of a proposed or existing seismic line or access road which has been screened and cleared in accordance with Clause 12 hereof;

to transfer                  means to sell, assign,  transfer,  convey or
                             otherwise   dispose   of;  and   "transfer",
                             "transferred"   and   "transferring"    have
                             corresponding meanings

Traditional                  Lands means that area of land situated within
                             the State of South Australia and included within Applications for a Native Title determination

Traditional                  Owner in relation to the Operational Area means
                             an Aboriginal person who has, in accordance with
                             Aboriginal tradition, social,   economic   and
                             spiritual affiliations with and responsibilities for, the Operational Area or any part of it;

Work Site                    means  any camp site or other  living  area,
                             air strip,  water bore site or drill site in
                             the   License   Area   which  the   Explorer
                             pursuant  to the  terms  of  this  Agreement
                             propose   to   locate   or   locate   in  an
                             Operational Area and includes any other area in the License Area (other than the proposed or actual location of a seismic line or access road) in which the Explorer pursuant thereto proposes to carry out or carry out Petroleum Operations.

2.    INTERPRETATION AND OTHER MATTERS


     2.1 The Recitals and the Schedules to this Agreement shall be deemed to form part of this Agreement and shall be used in its interpretation and construction.


     2.2  Unless the contrary intention appears in this Agreement-

          2.2.1 monetary references are references to Australian currency;

          2.2.2 a reference to an act or regulation includes any amendments to that act or regulation for the time being in force and also to any act or regulation passed in substitution therefore;

          2.2.3 the singular includes the plural and vice versa and words importing the masculine gender include the feminine or neuter gender;

          2.2.4 a reference to a person includes a firm, company, corporation, authority or body whether incorporated or not;

          2.2.5 reference to a Minister, Department, authority, body or person includes the Minister, Department, authority, body or person for the time being performing the functions of such Minister, Department, authority, body or person at the date of this Agreement; and

          2.2.6 a reference to the Explorer includes the employees, servants, agents, contractors and sub-contractors of the Explorer engaged for the purposes of the Petroleum Operations and their permitted invitees and any obligation or duty imposed upon the Explorer shall, where the Explorer have engaged an agent, contractor or sub-contractor to undertake any activity which the Explorer is required or authorized to undertake under this Agreement, be construed as an obligation or duty upon the Explorer to procure that its agent, contractor or sub-contractor performs that obligation or duty.

     2.3 The headings in this Agreement shall not be deemed to be a part of this Agreement and shall not be used in its interpretation or construction.

     2.4 This Agreement shall be governed by and construed in accordance with the laws of the State of South Australia and each party hereby submits to the jurisdiction of the appropriate courts of that State and the Commonwealth and any Courts competent to hear appeals therefrom.

     2.5 The Clauses in this Agreement shall prevail over any inconsistent provisions in any Appendix or Schedule to this Agreement.

     2.6 No modification, variation or amendment to this Agreement shall be or any force unless in writing and executed by each party.

     2.7 No waiver by a party of any of the provisions of this Agreement shall be binding unless made in writing and any such waiver shall relate only to the specific matter, non-compliance or breach in respect of which it is given and shall not apply to any subsequent or other matter, non-compliance or breach.

     2.8 This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

     2.9 Each party agrees to execute such deeds and documents and do such further acts and things as shall be necessary to give effect to this Agreement.

     2.10 If any court or other competent authority declares, or if any statute or regulation renders any part of this Agreement ineffective, void, voidable, illegal or unenforceable or if by reason of a declaration by any Court or other competent authority or any statute or regulation this Agreement would, if any part hereof were not omitted herefrom, be ineffective, void, voidable, illegal or unenforceable then:

          2.10.1 that part shall, without in any way affecting the effectiveness, validity, legality or enforce ability of the remainder of this Agreement, be severable herefrom and this Agreement shall be read and construed and take effect for all purposes as if that part were not contained herein; and

          2.10.2 the parties shall attempt to renegotiate, in good faith, that part.

3.    CONSENT

     Subject to the provisions of this Agreement and in particular Clause 4 hereof, the NTPs hereby grant their permission to the Explorer to carry out Petroleum Operations under and in accordance with this Agreement upon that part of the License Area, situated on the Traditional Lands.

4.    UNDERTAKING

     Having used their best endeavors and having acted with the authority of all those holders or potential holders of native title as referred to in Recital J, the NTPs undertake that should any other person, group or association lodge an Application for a Native Title determination the NTPs shall use their best endeavors to:-

     (a)  bring this Agreement to the attention of such applicant; and

     (b) have such applicant sign an Annexure to this Agreement binding the applicant to its terms and conditions including an acknowledgment of the intent of this Agreement as referred to in recital H.

5.    INITIAL SURVEY OF LICENSE AREA BY EXPLORERS

     5.1 It is acknowledged between the parties that at the date of execution of this Agreement the Explorer has not been afforded an opportunity to enter upon the tenement for the purposes of undertaking an initial survey ("the Survey") of the License Area.

     5.2 Notwithstanding the provisions of this Agreement relating to screening and clearing of Operational Areas, the NTPs acknowledge that, in order to efficiently carry out the purposes of this Agreement, it will be necessary for the Explorer to enter onto the tenement to undertake a detailed Survey of the License Area and the parties agree that the conditions contained in Clause 12 hereof do not apply to the Survey

     5.3 Within twenty one days of the execution of this Agreement by all parties, the Explorer shall, pursuant to this Clause 5, provide the NTPs with sufficient details of the proposed Survey to allow the NTPs to determine whether a Scouting Team or

          Liaison Officer will be required in order for the Explorer to carry out any part or parts of the survey.

6.    CONSIDERATION GIVEN BY THE EXPLORERS

     6.1 in consideration for the permission hereby granted by the NTPs in respect of the carrying out of Petroleum Operations in the License Area, the Explorer hereby covenants that:

          6.1.1 the Explorer shall grant to the NTPs such rights and privileges as set out in this Agreement; and

          6.1.2 subject to compliance on the part of the NTPs with their obligations hereunder, the Explorer will comply with the terms and conditions on its part herein contained and shall make payments to the NTPs of the amounts to which the NTPs are entitled from time to time as provided in this Agreement;

          6.1.3 subject to Clause 6.1.2 the Explorer shall make payments to the NTPs in relation to Petroleum Operations carried out pursuant to the PEL in accordance with Schedule 3 hereto;

          6.1.4 subject to Clause 6.1.2 where a PPL is applied for and granted under Clause 24 herein, the Explorer shall make payments to the NTPs in relation to Petroleum Operations carried out pursuant to the PPL in accordance with Schedule 4 hereto.

     6.2 In the event that at the time a Petroleum Production License is granted to the Explorer there is:

          6.2.1. a native title claimant[s] who has not become a party to this Agreement; and

          6.2.2. no determination of native title in relation to the land covered by the Petroleum Production License by the National Native Title Tribunal, Federal Court of Australia, or any other relevant court with competent jurisdiction; then the Explorer shall execute a trust deed ('the Trust Deed') with the Australian Legal Rights Movement Inc. of 231235 King William Street, Adelaide, S.A. 5000 ('the ALRM') providing (inter alia) for -

          6.2.3 the benefits paid under this Agreement in relation to Schedule 4 pursuant to Clause 6.1.4 to be paid in to a trust fund to be administered by the ALRM as trustee, pending the determination of native title; any interest accruing under the trust fund shall accrue to the trust fund; and

          6.2.4 upon a determination of native title over the License Area, all monies held at that time in trust by ALRM pursuant to the Trust Deed, are to be paid to the native title claimant or claimants in whose favor the native title determination is made in accordance with its or their instructions.

     6.3 In the event of a determination of native title over the License Area by the National Native Title Tribunal, Federal Court of Australia or any other relevant Court with competent jurisdiction wholly in favor of a native title claimant or claimants not a party to this Agreement, this Agreement shall thereupon terminate.

7.    NOTIFICATION OF OPERATIONS

     7.1 Subject to the provisions of Clause 12.10 hereof, the Explorer shall provide the NTPs at least one month in advance of Petroleum Operations being conducted in the Operational Area particulars in writing of the following parts of the proposed operational program, namely:-

          7.1.1 the proposed location of seismic lines and access roads;

          7.1.2 the proposed approximate location of Work Sites;

          7.1.3 the proposed method of seismic operations and other consequential operations, including exploration drilling and testing and the proposed use of seismic lines and access roads in such operations,

          7.1.4 the major items of equipment proposed to be used;

          7.1.5 the proposed method of disposal of any waste material arising out of Petroleum Operations;

          7.1.6 the proposed method of minimizing environmental disturbance or pollution, including oil spills and blowouts;

          7.1.7 the proposed site and nature of any buildings or structures (including pipelines and associated facilities); and

          7.1.8 any other aspect of the Operational Program which is likely to have adverse impact upon or cause substantial disturbance to any part of the tenement which may effect the way of life of the NTPS.

     7.2 If the NTPs are not reasonably satisfied with the particulars of the Petroleum Operations given pursuant to Clause 7.1 hereof, the NTPs may, prior to the proposed commencement of Petroleum Operations request the Explorer to provide, and the Explorer shall provide, further particulars of such proposed operations insofar as the particulars relate to the impact upon or disturbance to any part of the tenement or the way of life of the NTPs.

     7.3 The Explorer shall also give notice to the NTPs if the Explorer at any time proposes to implement a substantial change in the existing method of Petroleum Operations.

     7.4 In the event that the NTPs have a specific objection to any part of the particulars of the Petroleum Operations supplied by the Explorer under Clause 7.1, or to any substantial change therein of which notice has been given under Clause 7.3, the NTPs shall refer such objection to the Advisory Committee within thirty days of being supplied with such particulars or given such notice, and that part of the existing, intensified or changed operational program to which objection is taken shall not commence until the Advisory Committee has reached unanimous agreement. Objection may only be taken where the matter objected to is likely to have an adverse impact upon or cause substantial disturbance to any part of the tenement or the way of life of the NTPs. If no such specific objection is raised within the said thirty day period, the NTPs shall be deemed to have consented to the proposed Petroleum operations, subject to Clause 12 and other relevant provisions of this Agreement.


8.    LAND ENTRY AND OCCUPATION

     8.1 Upon the execution of this Agreement and until the termination of this Agreement or, (subject to Clause 21 hereof) earlier cessation or completion of Petroleum Operations, the Explorer, their contractors, sub-contractors, employees, agents and visitors shall be permitted in accordance with the terms and conditions of this Agreement and in particular to the provisions of Clause 12, to:

          8.1.1 enter upon that part of the Traditional Lands situated in the License Area at all times and commence and proceed with Petroleum Operations necessary to enable it to carry out its duties in a satisfactory and efficient manner;

          8.1.2 construct necessary access roads across the Traditional Lands adjacent to the License Area so as to gain access to the License Area; and

          8.1.3 use and draw water from agreed sources and failing agreement, as determined by the Advisory Committee pursuant to Clause 14.

     8.2 The NTPs or any authorized agent of the NTPs possessing written authority for such purposes from the NTPs may specify in writing, upon reasonable grounds, that a person or class or persons may not be permitted access to the License Area and the Explorer shall ensure that, as far as is possible within their power, such person or persons shall not enter upon the License Area

9.    IDENTIFICATION

     9.1 The Explorer shall notify the NTPs of the names of all employees, contractors, agents, and visitors who will be working on, or visiting the License Area, such notice to be given fourteen (14) days in advance in writing.

     9.2 The Explorer shall inform all of its contractors, employees, agents and visitors, of the obligation upon them to remain within seismic line access corridors or Work Sites which have been screened and cleared in accordance with Clause 12 of this Agreement and to comply with those conditions consistent with this Agreement.

10.   PETROLEUM OPERATIONS

      The Explorer shall at all times upon the License Area:

     10.1 comply with the provisions of the Petroleum Act and the licenses granted to it thereunder;

     10.2 conduct itself in accordance with good and accepted oil field practice;

     10.3 ensure that it Petroleum Operations cause minimum disturbance to the Traditional Lands and the way of life of the NTPs living within the Traditional Lands; and

     10.4 use good and accepted oil field practice to avoid oil spills or blowouts.

11.   SCOUTING TEAMS

           The NTPs in consultation with the Explorer, shall arrange for the formation of one or more Scouting Teams which shall be constituted and remunerated in accordance with the provisions set out in Schedule 2 hereof and shall undertake the duties of screening and clearance as set out in Clause 12 hereof.

12.   SCREENING AND CLEARANCE

     12.1 The parties acknowledge that this Agreement is made for the purpose, inter alia, of providing a workable and effective arrangement to avoid disputes and differences in relation to Areas of Significance.

     12.2 In order to protect Areas of Significance, the Explorer shall with the particulars supplied or in the notice given under Clause 7 hereof, request clearance from the NTPs before proceeding with any land based Petroleum Operations in an Operational Area or part thereof which has not already been screened and cleared by the NTPs pursuant to this Agreement .

     12.3 Subject to Clause 12.4, upon receipt of the aforesaid particulars or notice, the NTPs shall, in conjunction with the Explorer undertake at the expense of the Explorer and in accordance with this Agreement, the Organization and implementation of a screening program by the Scouting Team of the Operational Area or part thereof referred to in the aforesaid particulars or notice ("the Area to be Screened").

     12.4 Where the NTPs receive a request for clearance pursuant to Clause 7 or this Clause 12 in respect of an Operational Area or part thereof and the Operational Area or part thereof has been the subject of prior screening and clearance in accordance with the terms and conditions of this Agreement, the NTPs shall by notice in writing within two (2) weeks of the request so notify the Explorer that such Operational Area or part thereof shall be deemed to have been screened and cleared in accordance with the requirements of this Agreement.

     12.5 Subject to religious and/or ceremonial obligations of members of the NTPs, the tasks of the Scouting Team shall be to:

          12.5.1 determine whether proposed seismic lines, access roads or Work Sites are likely to be in Areas of Significance;

          12.5.2 give advance warning to the Explorer's representative attached to the Scouting Team to enable any representative of the Explorer to relocate parts of seismic lines, access roads, or Work sites, in order to avoid Areas of Significance;

          12.5.3 show reasonable diligence in preparing for and carrying out such work, while the Explorer meets its obligations pursuant to this Agreement; and

          12.5.4 make every reasonable endeavor to proceed with its work at a rate that will avoid any standby of the line clearing and seismic operations.

     12.6 The representative of the Explorer attached to the Scouting Team shall be responsible for marking the track of the proposed seismic lines, access roads and Work Sites and for relocating these where there is a likelihood of Areas of Significance being disturbed by the Petroleum operations. The NTPs will notify the Explorer in writing of the name of the anthropologist who shall be responsible for coordination of the Scouting Team operations.

     12.7 The NTPs shall ensure that any Traditional Owners accompanying the Scouting Team shall have knowledge of the Area to be Screened and shall have sole responsibility on behalf of the NTPs in determining whether there are any Areas of Significance within the area to be screened and the Explorer shall ensure that the area to be screened is appropriately flagged, including the track of seismic line or access road and the perimeter of a Work Site.

     12.8 The Scouting Team and the Explorer will discuss the methods by which the Explorer may proceed with Petroleum Operations without entering any Areas of Significance.

     12.9 In the event that it is necessary to deviate any proposed seismic line or access road, such deviation shall be made as small as possible and any deviated line or road will be returned to the original planned line or road as soon as practicable, bearing in mind the proximity of any Areas of Significance and the need to minimize unduly sharp line deflections. In the event that relocation of a proposed drill site for an exploration appraisal or development well is being considered, any movement of the proposed drill site shall be minimized so far as possible.

     12.10In the event that the Explorer wishes to make minor  modifications  or additions to any part of the program of Petroleum Operations or an existing cleared seismic line or access road, or to use any existing water source, the Explorer shall immediately notify the NTPs accordingly and request that the Scouting Team screens such proposed modifications, additions, Work Site or water source in accordance with the provisions of this Agreement. In such case the NTPs shall as soon as possible and in any event not later than seven days after receipt of such request, either notify the Explorer in writing of its consent to such modifications, additions, Work Site or water source, or ensure the commencement by the Scouting Team of the screening of those areas as requested by the Explorer, or refer such notification to the Advisory Committee for its determination and advice.

     12.11The Explorer shall follow the flagged seismic lines and access roads as closely as practicable but in any event shall remain within the seismic line/access road corridors. Any deviation beyond the seismic line/access road corridor shall require a further scouting exercise.

     12.12Upon screening and clearance of an Operational Area or any part thereof by the Scouting Team, the Explorer shall be entitled to commence Petroleum Operations without being required to obtain further clearance except as otherwise provided in Clauses 12.10. Where an Operational Area or any part thereof has been screened and cleared subject to compliance with conditions (if any) specified by the Scouting Team, the Explorer shall conduct Petroleum Operations thereon only in accordance with such conditions.

     12.13A representative of the Explorer shall accompany the Scouting Team at all times during its scouting tours and within seven days of the completion of each scouting tour, the NTPs will notify the Explorer in writing of the Scouting Team's decisions concerning the acceptability of proposed locations of the Explorer seismic lines, access roads and Work Sites. Such notification will specify the proposed locations which have been screened and cleared for use by the Explorer and the conditions (if any) attached to that use.

     12.14The Explorer shall be absolutely entitled to rely on clearances notified by the NTPs pursuant to Clause 12.13 and Petroleum Operations conducted in accordance with such clearances as notified by the NTPs shall foreclose any future claims that such operations interfered with any Area of Significance.

     12.15Neither the NTPs nor any member of the Scouting Team or Teams shall be required to disclose to the Explorer or the Operator the location of any cultural information in relation to any Area of Significance.

     12.16During the term of this Agreement and while Petroleum Operations are conducted within the License Area, the Explorer shall engage the service of a Liaison Officer as needed to be nominated by the NTPs whose duties and functions shall include:

          12.16.1 liaising between the NTPs and the Traditional Owners and the Explorer with respect to such matters as the parties may from time to time agree; coordinating those Traditional Owners from time to time forming part of the Scouting Team; and

          12.16.2 liaising with the Explorer during tours by the Scouting Team.

     12.17The costs and expenses of employment of the Liaison Officer and the reasonable expenses incurred by him or her in carrying out his or her duties shall be at the expense of the Explorer.

     12.18The parties acknowledged that there is no contractual  relationship of any sort whatsoever as between the Explorer and any person employed or engaged by the NTPs to form part of any Scouting Team, and that nothing contained in this Agreement will be interpreted or deemed to constitute any employment or contractual relationship as between such persons and the Explorer. The NTPs will ensure compliance with the Workers Rehabilitation and Compensation Act 1986, the Occupational Health, Safety and Welfare Act 1986, the Income Tax Assessment 1936
          (Cwth) and any other legislation relevant to the terms or basis upon which the NTPs engage or retain any person to this Agreement.

13.   EFFECT OF OPERATIONS ON THE ENVIRONMENT

13.1 The parties acknowledge that a further purpose of this Agreement is to:

          13.1.1 provide a workable and effective arrangement to minimize the physical, ecological and social effect of Petroleum Operations conducted by the Explorer in Operational Areas from time to time

          13.1.2 provide that all reasonable steps are taken to ensure the most effective regeneration of the Operational Areas and any other parts of the Traditional Lands affected by Petroleum Operations and

          13.1.3 ensure observance of all both Federal and State government requirements in relation to the environment.

     13.2 in order to achieve the objects stated in Clause 13.1 the Explorer undertakes to comply with the requirements of the Petroleum Act and in particular to comply with Regulation 16 of the regulations made thereunder.

14.   ADVISORY COMMITTEE

     14.1 In order to provide for the smooth working of this Agreement, and the continuous co-operation of the parties hereto, the parties agree to form an Advisory Committee, consisting of two members appointed by the Explorer, and two members appointed by the NTPs. Each member shall have the right to appoint a proxy to attend on his or her behalf and to invite a reasonable number of non-members to attend committee meetings having regard to the matters under discussion.

     14.2 The Advisory Committee shall meet on a regular basis and in any event whenever any member of either party requests a Committee meeting on twenty one days notice (or such other period as the members may agree) to be given, together with details of agenda to the members of the Committee.

     14.3 The Committee shall meet at such place and in accordance with such procedures as the Committee shall determine from time to time and shall keep minutes which shall be supplied to the Explorer and the NTPs.

     14.4 Unless otherwise specified, the majority decision of the Advisory Committee shall be the determination of the Committee. In the event of a deadlock the matter will be resolved as a dispute in accordance with Clause 33.

     14.5 The Explorer shall observe and act in accordance with the decisions of the Advisory Committee determined in accordance with this Clause 14.

     14.6 Costs and expenses incurred by the parties relating to the attendance of their respective members at meetings of the Committee shall be borne equally between the parties unless otherwise determined by the Committee.

     14.7 The functions of the Advisory Committee shall include:-

          14.7.1  maintaining   liaison  between  the  Explorer  and  the  local
                  Yankunytjatjara and Antakirinja people;

          14.7.2 reviewing the working of this Agreement and the progress of Petroleum Operations hereunder;

          14.7.3  making determinations under Clause 12.10 hereof;

          14.7.4 receiving and hearing any specific objection or complaint relating to any part of the Petroleum Operations; and

          14.7.5 making recommendations to the Explorer in relation to the employment of, and appropriate training for Yankunytjatjara and Antakirinja people and other people entering the Operational Areas for the purposes of the Petroleum Operations and in particular, using its best endeavors to ensure that no incidends occur which degrade, prejudice or besmirch the customs, lifestyle, race or character of the Yankunytjatjara and Antakirinja people.

     14.8 The parties agree that they will at all times use their best endeavors to carry out the provisions of this Agreement so that Petroleum Operations may be conducted efficiently and with adequate regard to the aspirations and welfare of the Yankunytjatjara and Antakirinja people affected by the Petroleum Operations.

     14.9 The Explorer shall use its best endeavors in consultation with the NTPs to promote the training referred to in Clause and to utilize the services of Yankunytjatjara and Antakirinja people in connection with the Petroleum Operations.

15.   REMOVAL OF EMPLOYEES

     15.1 Unless the NTPs otherwise agree, the Explorer shall take all reasonably steps to ensure immediate removal from the License Area of any contractor, employee, agent, or visitor of any of the Explorer, who:

          15.1.1 has recklessly or willfully trespassed on or in any way interfered with any Area of Significance;

          15.1.2 has   recklessly  or  willfully   moved  outside  any  Seismic
                 line/access road corridor or Work Site;

          15.1.3 has violated any of the conditions set out on the contractor's employee's, agents or visitors identification card or permit; or/and

          15.1.4 has acted in a drunken and disorderly manner on the License Area or has supplied liquor in an unauthorized fashion to members of the NTPs;

     15.2 In the event of a dispute between the NTPs and the Explorer as to whether a person has acted in a manner justifying removal from the License Area the matter shall be referred to the Advisory Committee for determination.

16.   INSTRUCTION IN ABORIGINAL CULTURE

     16.1 the Explorer shall promote among non-Aborigines employed in Petroleum Operations, a knowledge, understanding and respect for the tradition, language and culture of the Yankunytjatjara and Antakirinja people.

     16.2 The Explorer shall ensure that:

          16.2.1 all non-Aboriginal employees and personnel are given appropriate instruction on aspects of Yankunytjatjara and Antakirinja traditions, history and culture by way of background and orientation;

          16.2.2 all "on-site" supervisory staff are given an initial course and periodic refresher courses of a more comprehensive and advanced nature than the instructions envisaged in Clause 16.2.1 above.

     16.3 The Explorer shall consult and have regard to the views of the NTPs in relation to the formulation and presentation of the instruction and courses referred to in Clause 16.2 hereof. The NTPs shall, whenever requested by the Explorer to do so, give all reasonable assistance to the Explorer in attaining the objectives of this Clause 16 and shall be reimbursed by the Explorer for all reasonable expenses incurred by it in so doing.

17.   EXPLORER COVENANTS

           The Explorer covenants with the NTPs that in connection with the conduct of Petroleum Operations by it on the License Area it shall;

     17.1 keep each Work Site to the minimum area considered necessary to conduct efficient Petroleum Operations;

     17.2 take all proper precautions to reduce fire risk on the License Area;

     17.3 not make any break in any of the NTPs fences without either promptly installing an adequate gate or making good the break; and

     17.4 ensure all well sites are capped or sufficiently fenced off after drilling so as to prevent injury to persons or stock.

18.   THE NTPs COVENANTS

     18.1 The NTPs covenant with the Explorer that the NTPs shall:

          18.1.1 not interfere with the conduct of Petroleum Operations upon the License Area except in accordance with this Agreement; and

          18.1.2 not lodge or make any objections to the grant of a renewal of the PEL to the Explorer for which the Explorer may apply under the Petroleum Act in respect of the License Area, or, subject to the Explorer complying with this Agreement, to the granting to it of a PPL or any renewal or extension thereof of a PPL.

     18.2 The NTPs further covenant that they having used their best endeavors to make a full and proper search for the Traditional Owners of the License Area they acknowledge that the Explorer has entered into this Agreement on the basis that the NTPs represent all Traditional Owners of the License Area and the NYPs hereby indemnify and keep indemnified the Explorer in respect of any loss, damage or delay occasioned by any future claim made, pursuant to the Native Title Act 1993 (Cwth), and/or the Native Title (South Australia) Act 1994 by a third party or third parties in respect of the License Area.

19.   RIGHTS OF TRADITIONAL OWNERS

     19.1 The Explorer acknowledges that the members of the NTPs who are the Traditional Owners, have the right except where their presence may cause danger to health and safety, or where their presence may interfere with the conduct of efficient Petroleum Operations:

          19.1.1 to move freely throughout the Operational Areas including all roads thereon;

          19.1.2 to establish residents within reasonable proximity to other residences in any place in the Operational Areas where other people reside; and

          19.1.3 to   pursue   customary  and  traditional   activities  in  the
                 Operational Areas.

     19.2 The NTPs, members and agents shall be permitted the use of all roads constructed for the purpose of Petroleum Operations provided such use does not interfere with the conduct of efficient Petroleum Operations.

     19.3 The use of roads in accordance with this clause shall be subject to reasonable control by the Explorer for the purpose of safety and to priority of use by the Explorer for the purpose of Petroleum Operations.

20.   RIGHTS OF EXPLORER

           Subject to this Agreement the Explorer shall have the right to conduct Petroleum Operations in the License Area in accordance with the terms of this Agreement freely and in an efficient manner without disturbance or interruption from the NTPs, in order to discharge it's legal obligations and duties in respect thereof, in particular under the Petroleum Act and the License and any other legislative or administrative requirements relating to the carrying out of Petroleum Operations.

21    REVERSION OF INFRASTRUCTURE

     21.1 Within the period of twelve calendar months, or such other time as may be agreed between the parties, after of the Explorer ceases to have any right to conduct operations pursuant to the PEL under the Petroleum Act in the License Area, and it holds no other tenements under the Petroleum Act in the License Area the Explorer shall remove from the License Area all infrastructure or facilities constructed for the purposes of Petroleum Operations, which are capable of removal other than those which the NTPs agree may remain thereon.

     21.2 In the event that the NTPs agree that any or all of the infrastructure or facilities remain, the Explorer shall not be liable for any state or condition of repair for such infrastructure or facilities not removed from the License Area and the NTPs hereby waive and releases the Explorer from any claim demands costs or expenses made or incurred by the NTPs in respect of such infrastructure or facilities and will indemnify the Explorer against any claims demands suits or proceedings of any third party arising out of the state or condition of repair of such infrastructure or facilities.

     21.3.Any infrastructure or facilities the NTPs do not agree should remain and are not removed by the Explorer within the period of twelve calendar months as aforesaid shall become the property of the NTPs without any payment or assumption of any mortgage, lien or charge thereof on the part of the NTPs.

     21.4.Upon acquisition by the NTPs of such infrastructure or facilities, the NTPs shall become responsible for the maintenance thereof and shall maintain where necessary, repair and renovate such facilities as required. - 17 -

22.   INDEMNITY

Subject to Clause 12.17 herein, the NTPs and its employees, agents and contractors shall be indemnified by the Explorer in respect of all actions, suits, claims, demands, or cost of third parties arising out of or in connection with any work carried out by or on behalf of the Explorer pursuant to this Agreement or relating to the NTPs activities except where such action, suit, claim, demand or cost arises out of the negligence or willful act or omission of the NTPS, its employees, agents or contractors.

23.   FIELD DEVELOPMENT AND PRODUCTION

The parties acknowledge that at any time during or after completion of the Petroleum Operations carried out pursuant to PEL, the Explorer may wish to apply for a PPL under the Petroleum Act in respect of the whole or any part of the License Area. In the event of the Explorer so applying, and a PPL being granted by the Minister, unless the parties otherwise agree, the provisions of this Agreement including the Principles of Agreement contained in Schedule 5 shall apply in relation to the conduct of Petroleum Operations on the PPL so granted.

24.   PETROLEUM PRODUCTION LICENSE

     24.1 Where the Explorer intends to make application for a PPL within the License Area pursuant to the Petroleum Act, the Explorer shall notify the NTPs of it's intention to lodge such application, at least 30 days prior to lodgement with the Minister and shall at that time provide to the NTPs technical and financial data as set out in Schedule 5 herein.

     24.2 Where notification is received by the NTPs pursuant to Clause herein the NTPs shall, subject to the terms and conditions set out in
          Schedule  5  herein  and  in  particular  upon  the  payment  of  past exploration expenditure as provided for in that Schedule 5, be entitled to elect to take up to a maximum 10% participatory interest in any joint venture in respect of the PPL PROVIDED HOWEVER THAT if the NTPs elect to take up any participatory interest that participatory interest must be not less than 1 %.

24.3 Where the Explorer makes application for the grant of a PPL pursuant to the Petroleum Act it shall forward a copy of that application and all relevant supporting documentation to the NTPs, and the NTPs shall consent to the grant of the PPL where the application is in accordance with the terms contemplated in this Agreement,

     24.4 Where the Minister grants to the Explorer a PPL the provisions of this Agreement mutatis mutandis shall apply in respect of any work or activities conducted by the Explorer within the License Area for so long as the PPL shall exist and any obligations on the parties pursuant to the Act shall be deemed to have been met.

25.   FORCE MAJEURE

     25.1 In the event that the performance of the Agreement by either party is prevented or delayed in whole or in part by acts of God, flood, fire or damage caused by lightning, storm, tempest, unseasonable rains, strikes, lockouts or other industrial disturbance, riots, blowouts, laws, rules, regulations, or directions of a governing body having jurisdiction over the License Area, religious or other ceremonial activities of members of the NTPs, inability to obtain equipment or material or any other causes which by the exercise of due diligence that the party is unable to prevent or overcome ("force majeure"), this Agreement shall nevertheless continue and remain in force and effect but that party shall not be in default hereunder for as long as it continues to be prevented or delayed as aforesaid by such force majeure and the time within which such party is required to perform any work to satisfy any obligations hereunder shall be extended by a period equivalent to that during which such prevention or delay continues provided that:

          25.1.1 the cause of the force majeure as far as possible shall be remedied with all reasonable dispatch by such party;

          25.1.2 neither party shall be required to settle any strike,  lockout,
                 or other  industrial   disturbance  on  terms  that it does not
                 regard as satisfactory.

          25.2 The party affected by any event of force majeure as aforesaid shall forthwith give notice in writing thereof to the other party of the occurrence of such event and the cessation thereof.

26.   ASSIGNMENT

          26.1 Except as otherwise provided in this Clause 26, the Explorer shall not transfer the whole or any part of its interests, rights or obligations under this Agreement.

          26.2 The Explorer may transfer the whole or any part of it's interests, rights or obligations under this Agreement subject to the conditions hereinafter specified, to any financially responsible person or persons or corporation (having regard to the extent of the financial obligations to be assumed by the proposed transferee) selected by the Explorer. The conditions of such transfer are:

               26.2.1 The NTPs have  given  their  consent  in  writing  to such transfer, which consent shall not be unreasonably withheld, and if there are no grounds for reasonably withholding such consent, then such consent shall be given as expeditiously as possible and in any event not more than 30 days from the date of notification of the proposed transfer. If the NTPs withhold their consent, such withholding must be accompanied by a written notice stating in detail the reasons thereof and such notice shall be given as expeditiously as possible and in any event not more than 30 days from the date of notification of the proposed transfer;

          26.2.2 the proposed transferee shall execute in favor of the NTPs an agreement or covenant undertaking to observe and comply with all the obligations or the Explorer to this Agreement.

27.   OPERATIONS

     27.1 For the purposes of fulfilling its obligations under the License, the Explorer may exercise all its rights and perform all its obligations under this Agreement through an Operator. The Explorer may from time to time request the approval of the NTPs to the appointment of the Operator and such approval shall not be unreasonably withheld. The NTPs shall notify their approval or disapproval of such an Operator within 28 days of receipt of such request (and no such appointment shall take place until such approval is given.) The NTPs shall be entitled to deal with the Operator as though the NTPs were dealing with the Explorer.

     27.2 The NTPs shall be entitled to select and engage all such employees, agents and independent contractors as are necessary and desirable for the carrying out of any or all of their obligations under this Agreement.

28.   CONFIDENTIAL INFORMATION

     28.1 No party shall advertise, publish or release to anyone other than another party any information concerning this Agreement or any matter or thing done or required to be done pursuant thereto. All information supplied pursuant to this Agreement by one party to this Agreement to another party to this Agreement (including all information relating to Areas of Significance) shall be confidential and shall not be released to a party without the other party's' written consent PROVIDED HOWEVER
          THAT:

          28.1.1 the Explorer shall be free to make such reports as may be required either by the rules of any Stock Exchange in Australia or elsewhere on which shares of such Explorer are listed or by the laws and regulations of any government or governmental agency having jurisdiction over such matter or Explorer;

          28.1.2 the Explorer may disclose such information except information identifying Areas of Significance to a third party in connection with bona fide discussions regarding a proposed sale of all or part of such Explorer's interest in the License to that third party or when necessary in connection with efforts to obtain funds to carry out such Explorer's reponsibilities hereunder but all such disclosures shall be made on a confidential basis; and

          28.1.3 the NTPs or the Explorer may disclose such information to any of its bona fide consultants subject to their agreeing to be bound by the provisions of this Clause 28.

29.   TERMINATION

     29.1 The NTPs may terminate this Agreement by giving to the Explorer three months notice in writing only on the following conditions:

          29.1.1 in the event that the Explorer fails to pay any monies due to the NTPs and such default continues for more than 30 days after receipt of notice of failure to pay, except in the case where a bona fide dispute as to the liability or amount of monies payable has arisen;

          29.1.2 if the Explorer is in breach of any term or condition of this Agreement and, if such breach is capable of being remedied, fails to remedy or commence to remedy such breach within 30 days after receipt of a notice given by the NTPs in writing of such breach.

     29.2 It is specifically agreed and understood that this Agreement shall not terminate because of any change or reduction of the NTPs entitlements to payment under any PEL or PPL covering the License Area or' any part thereof, so long as the Explorer is in compliance with the terms hereof.

30.   TERMINATION OF ACTIVITIES

     30.1 The Explorer shall notify the NTPs one month prior to any surrender of the PEL (or PPL) pursuant to the Petroleum Act.

     30.2 A surrender under Clause 30.1 is effective on and from the date the PEL (or PPL) is effectively surrendered pursuant to the Petroleum Act.

     30.3 In the event of such surrender by the Explorer, the consent of the NTPs to the grant of the PEL (or PPL) shall be deemed to be withdrawn and to be of no effect as of the effective date or surrender.

     30.4 The Explorer shall cease Petroleum Operations  immediately the PEL (or
          PPL) expires or is surrendered, withdrawn, revoked or cancelled.

     30.5 Upon the surrender withdrawal revocation or cancellation of the PEL (or the PPL) as the case may be:

          30.5.1 the Explorer shall pay to the NTPs all monies then payable or accrued which are due to it pursuant to this Agreement;

          30.5.2 except to the extent that entry or occupation is required for the purposes of Clause 21 the Explorer, their employees, servants, agents, contractors and/or sub-contractors shall immediately and permanently leave the License Area;

          30.5.3 each party shall remain liable to the other party in respect of any liability it has to the other as a consequence of any prior breach of this Agreement;

          30.5.4 nothing in this  Agreement  shall be  construed  as imposing an
                 obligation on  the  Explorer  to  carry  out   or complete  the
                 Petroleum Operations;

          30.5.5 except as provided in Clause 31 this Agreement shall terminate when the parties have complied with Clause 30, the PEL (or PPL) has terminated or has been surrendered, withdrawn, revoked, cancelled, as the case may be, whichever occurs earlier;

          30.5.6 the parties obligations under Clause 13.2, shall to the extent referred to therein survive any termination of this Agreement

31.   CONSEQUENCES OF TERMINATION

Upon termination of this Agreement pursuant to Clauses 6.3 or 30;

     31.1 the rights of the Explorer hereunder, unless otherwise provided in this Agreement, shall thereupon cease without prejudice to any liability in respect of any antecedent breach or default under this Agreement; and

     31.2 the Explorer shall, without prejudice to its obligations under Clauses 13 and 21.1 hereof, be relieved of all obligations under this Agreement except those obligations which arose prior to the date of such termination.

32.   COSTS AND PAYMENTS

     32.1 The Explorer shall not be liable to pay the wages and expenses of persons employed by the NTPs, to the extent that such wages and expenses are already funded by a State or Commonwealth Government.

     32.2 The NTPs shall prepare and provide to the Explorer on a monthly basis or at such other times as may be agreed between the parties, detailed accounts in respect of scouting activities undertaken by the Scouting Team at the request of the Explorer in accordance with the schedule of fees set out in Schedule 2 hereto and, in the absence of any dispute as to the amount so claimed by the NTPs, the Explorer shall within thirty days of receipt of such invoice, pay to the NTPs the amount claimed.

     32.3 The Explorer shall make payment to the NTPs of amounts in respect of:

          32.3.1  Exploration  payments in  accordance  with the  provisions  of
                  Schedule 3 herein;

          32.3.2  Compensation  payments in  accordance  with the  provisions of
                  Schedule 4 herein;

          32.3.3 Annual advance payments and/or dividends payments in accordance with the provisions of Schedule 5 herein.

     32.4 In the event of a dispute as to the amount or amounts claimed or payable pursuant to Clauses 32.2 and 32.3 herein, the matter shall be referred to the Advisory Committee for resolution and in the absence of agreement the matter shall be referred for arbitration in accordance with Clause 33 hereof.

33.   DISPUTES

     33.1 If any dispute or difference arises between the Explorer and the NTPs in connection with this Agreement, or the rights, duties or obligations of any party hereunder, the parties shall meet to discuss the dispute or difference and endeavor to amicably resolve such dispute or difference by themselves. The parties may, by mutual agreement, appoint an independent mediator to assist them to negotiate a resolution of such dispute; the cost of the independent mediator to be agreed upon by the parties in advance and to be met equally by them.

     33.2 If after discussions the parties are unable to resolve such dispute or difference, the matter shall be referred to arbitration. The arbitrator shall be agreed upon between the parties hereto and failing agreement within one month of one party giving notice of intention to arbitrate to the others, shall be nominated by the President for the time being of the Law Society of South Australia.

34.   TERM

This Agreement shall commence on the date first appearing herein and shall continue for the duration of any PEL held by the Explorer in respect of the License Area or, in the event of application by the Explorer for, and grant to the Explorer or, a PPL or PPL's for the duration of the PPL, PPL's or until terminated in accordance with Clauses 6.3, 29 or 30 herein.


35.   VARIATION

The parties may from time to time by agreement in writing add to, substitute for, cancel or vary any of the provisions of this Agreement for the purpose of more efficiently or satisfactorily implementing or facilitating any of the objects of this Agreement.

36.   FURTHER ASSURANCE

Each of the parties hereto will sign, execute, make and do all such assurances, documents, acts and things as may be necessary for effectually carrying out the terms of this Agreement

37    NOTICES

     37.1 Any notice, request or other demand or writing required or permitted to be given hereunder may be duly served or at the option of the party giving the notice may be validly and sufficiently given if sent by telex, facsimile or post addressed to:

In the Case of the Explorer to:
Hemley Exploration Pty Ltd
C/- Mc Donald & Co.
262-266 Pirie Street
PO Box 3216 Rundle Mall
ADELAIDE SA 5000

Telephone: (08) 82722355
Facsimile: (08) 82720533

In the case of Yankunytjatjara Council (Aboriginal
Corporation) to:
Principal Legal Officer,
Pitjantjatjara Council Inc.,
PO Box 2189
ALICE SPRINGS NT 0871

Telephone: (08) 89 505418
Facsimile: (08) 89523261

In the case of Antakirinja Land Management (Aboriginal Corporation) to:
Principal Legal Officer,
Aboriginal Legal Rights Movement Inc., Native Title Unit,
321 - 325 King William Street,
ADELAIDE, S.A. 5000

Telephone (08) 8212 1244
Facsimile (08) 8211 7424

In the case of PADDY JONES, JEAN WOODS,
TILLY WAYE, SADIE SINGER, LALLIE LENNON and
JOHNNY CULLINAN to:

Principal Legal Officer,
Aboriginal Legal Rights Movement Inc., Native Title Unit,
321 - 325 King William Street,
ADELAIDE, S.A. 5000

Telephone (08) 8212 1244
Facsimile (08) 8211 7424

In the case of WILLIAM HERBERT LENNON Snr,
EILEEN CROMBIE, IAN CROMBIE and KEITH SMITH to;

Principal Legal Officer,

Aboriginal Legal Rights Movement Inc.,
Native Title Unit,
321-325  King William Street,
ADELAIDE, S.A. 5000

Telephone [08[ 82121244
Facsimile [08] 82117424

37.2 FOR THE PURPOSES OF THIS AGREEMENT A NOTICE SERVED ON THE EXPLORER BY THE PRINCIPAL LEGAL OFFICER, ABORIGINAL LEGAL RIGHTS MOVEMENT INC NATIVE TITLE UNIT PURPORTING TO BE FOR AND ON BEHALF OF THE NTPS SHALL BE DEEMED TO BE SERVED ON THE EXPLORER
      BY THE NTPS.

IN WITNESS WHEREOF the parties have set their hands and seals the day and year first hereinbefore written.

THE COMMON SEAL of
YANKUNYTJATJARA
COUNCIL (ABORIGINAL CORPORATION) was hereto affixed with the authority of the Executive Board in the presence of five members thereof, who hereby certify that this act is done in conformity with a resolution of Yankunytjatjara Council (Aboriginal Corporation)

THE COMMON SEAL of
ANTAKIRINJA LAND
MANAGEMENT
(ABORIGINAL
CORPORATION) was hereto affixed with the authority of the Executive Board in the presence of three members thereof, who hereby certify that this act is done in conformity with a resolution of Yankunytjatjara Council (Aboriginal Corporation)

      Signed by the said PADDY JONES in the presence of:


      Signed by the said JEAN WOODS in the presence of:

      Signed by the said TILLY WAYE in the presence of:

      Signed by the said SADIE SINGER in the presence of:

      Signed by the said LALLIE LENNON in the presence of:

      Signed by the said JOHNNY CULLINAN in the presence of:


      Signed by the said WILLIAM LENNON Snr in the presence of:

      Signed by the said EILEEN CROMBIE in the presence of:

      Signed by the said IAN CROMBIE in the presence of:

      Signed by the said KEITH SMITH in the presence of:

THE COMMON SEAL of
HEMLEY EXPLORATION PTY LTD was affixed hereto dated this 9th day of APRIL 1998 in the presence of:




---------------------
DIRECT

---------------------
SECRETARY

                               Schedule


Description of the License Area:

All that part of the State of South Australia bounded as follows:-

Commencing at a point being at the intersection of latitude 27(Degree)00'S and longitude 134(Degree)10'E, thence south to latitude 28(Degree)10'S, west to longitude 133(Degree)31'E, south to latitude 28(Degree)35'S, west to longitude 133(Degree)00'E, north to the southern boundary of the Pitjantjatjara Lands, thence generally north easterly along the boundary of the said lands to latitude 27(Degree)00'S, and east to a point of commencement, all within latitudes and longitudes being geodetic and expressed in the terms of the Australian Geodetic Datum as defined on page 4984 of the Commonwealth Gazette No. 84 dated 6 October 1966.




AREA: 10930 square kilometers (approximately)

                              Schedule 2


1. The NTPs will provide a Scouting Team or Teams to undertake screening and clearing of Petroleum Operations within the License Area if and when the requirement arises in accordance with Clause 7 of this Agreement. The composition of the Scouting Team or Teams may vary from time to time as determined by the NTPs in consultation with the Explorer provided that the Scouting Team or Teams will at no time comprise more than four male and four female members of the NTPs.

2. The NTPs will ensure that both a male and/or a female anthropologist are available to join the Scouting Team depending on the part of the License Area under consideration at any given time and the Area or Areas of Significance that may be therein.

3. The male anthropologist appointed by the NTPs will coordinate the Scouting Teams provided for in Clause 11 of this Agreement and will be responsible for conveying the results of the Scouting Team's determinations and assessments of the Explorer's Petroleum Operations under the terms of this Agreement.

4. Subject to this Agreement, the NTPs will ensure that the Scouting Team is available to undertake additional anthropological assessment in respect of campsites and bore sites as and when such sites are required by the Explorer in the course of carrying out the Petroleum Operations. Where such additional anthropological assessment is required, the NTPs will ensure that the Scouting Team operates on a regular work schedule that coincides with the work schedule of the Explorer.

5.   The NTPs will arrange suitable camping facilities for the Scouting Team.

6. The NTPs will ensure that a Traditional Owner or Owners (but in event not exceeding three persons) with first hand knowledge of Areas of Significance in the particular Operational Area, together with the appropriate support equipment, are available for Scouting purposes.

7. The NTPs will provide an all terrain four-wheel drive vehicle for use by the Scouting Team while it is undertaking the anthropological assessment and thereafter for use by the Liaison Officer in carrying out his or her duties pursuant to this Agreement. Provided however that in the event that the Scouting Team and the Liaison Officer are both doing work associated with the Scouting Operations at the same time, they will share the use of the vehicle.

8. The said vehicle will be insured by the NTPs and equipped by the NTPs with sufficient spare parts.

9. The NTPs will cause a log-book to be kept and will ensure that the following information is recorded in the log book in relation to the use of the 4 WD vehicle:

     (a)  date;

     (b)  place of departure;

     (c)  destination;

     (d)  reason for the journey; - 30 -

     (e)  name of driver; and

     (f) number of kilometers traveled in respect of each occasion that the 4 WD vehicle is used for or incidental to the carrying out of the Scouting Operations and will make the log-book available to the Explorer upon request.

10. The Explorer will reimburse the NTPs for its costs in: (a) employing the services of the persons comprising the Scouting Team; (b) providing food to the Scouting Team; and (c) providing a 4 wheel drive vehicle for use by the Scouting Team in accordance with the scale set out in paragraph 12 herein.

11. In the event that there are at any time more than three Traditional Owners forming part of the Scouting Team the Explorer shall not be responsible for the expense of the additional persons in such group, unless otherwise agreed between the parties.


12.  Remuneration

     12.1 Scouting Team Members:

          12.1.2 The NTPs members (max. four male and four female at any one time) Duty rate

     12.2 Food for  Scouting  Team:

          The Explorer will pay the NTPs the sum of $30.00 per day by way of food allowance in respect of each member of the Scouting Team for each day that such member is on duty in the License Area or travelling to or from the License Area.

     12.3 Four Wheel Drive Vehicle:
          The Explorer will pay to the NTPs the sum of 55 cents per kilometer in respect of the total number of kilometers recorded in the log-book as having been traveled by the 4 wheel drive vehicle where the vehicle was being used by the Scouting Team or the Liaison Officer for or incidental to the carrying out of the Petroleum Operations, provided that the Explorer will not be required to pay the abovementioned rate per kilometer in respect of kilometers recorded in the log-book unless the information referred to in paragraph 9 hereof has been recorded to the satisfaction of the Explorer

                              Schedule 3

         Payments to the NTPs pursuant to Clause 6.1.3 of the Agreement in respect of Petroleum Operations under the PEL


1. The Explorer agrees to pay to the NTPs an amount equal to the following percentages of Annual Exploration Expenditure (as hereinafter defined) ("AEE");

     1.1 2.55% of such amount of AEE which is less than or equal to $500,000.00 per annum; and

     1.2  1.5% of such amount of AEE which exceeds $500,000.00 per annum.

"Annual Exploration Expenditure" means:

All expenses incurred in any one year in respect of exploration carried out on the License Area as are required to be reported to the Minister pursuant to Subsections 18d and e of the Petroleum Act, save and excluding such expenses as may reasonably be defined as administrative or managerial in nature; legal, accounting and/or consultants fees; off-site travelling costs together with any other expenses which may reasonably be characterized as off-site expenses whether or not such costs may be, or may be required to be, included in any report of exploration expenditure provided to the Minister.

2. Notwithstanding the above provision, the Explorer will make a guaranteed minimum payment of $20,000.00 in respect of a calendar year in which on-site Petroleum Operations are carried out pursuant to the PEL.

3. Subject to the terms and conditions set out in the Agreement, the Explorer shall:

     3.1 prior to 23 May 1998 make the initial payment of the amount set out in paragraph 2 herein and thereafter annually for the duration of each the PEL;

     3.2 within ninety (90) days of the end of each calendar year make payment to the NTPs of the amount or amounts set out in paragraph 1 herein less an amount in respect of any minimum payment pursuant to paragraph 2 herein already made.

          If the report pursuant to Sections 18d and 18e has not been forwarded to the Minister for Mines & Energy within ninety (90) days of the end of each calendar year, the Explorer is to make its best estimate of AEE and make any payment due on the basis of that estimate, adjustments shall be made within one month after the final report to the Minister is submitted.

4. For the purposes of this Schedule each calendar year shall be deemed to commence as at the date of grant of the PEL and subsequently on the anniversary of the date of such grant.

                              Schedule 4

    Payments to the NTPs pursuant to Clause 6.1.4 of the Agreement in respect of Petroleum Operations under the PPL

1.   Application of Schedule 4

     Save as otherwise provided in the Agreement and in particular as provided in Schedule 5 hereto, this Schedule shall apply to payments to the NTPs in the event that the NTPs elect not to exercise or is deemed not to have exercised its rights pursuant to Clause 24.2 of the Agreement.

2.   Compensation Payments

Subject to paragraph 4 the Explorer shall pay to the NTPs in respect of the production of all Petroleum, the following amounts by way of compensation:


     2.1 in respect of production up to and including 8,000,000 barrels of oil (or barrels of oil equivalent), 1% of the value at the well head of Petroleum produced and sold;


     2.2 in respect of production from 8,000,001 to 14,000,000 barrels of oil (or barrels of oil equivalent), 1.5% of the value at the well head of Petroleum produced and sold;



     2.3 in respect of production from 14,000,001 to 20,000,000 barrels of oil (or barrels of oil equivalent), 2% of the value at the well head of Petroleum produced and sold;

     2.4 in respect of production from 20,000,001 to 30,000,000 barrels of oil (or barrels of oil equivalent), 2.5% of the value at the well head of Petroleum produced and sold;

     2.5 in respect of production in excess of 30,000,001 barrels of oil (or barrels of oil equivalent), 3% of the value at the well head of Petroleum produced and sold.

3.    Calculation of Payments

The payments referred to in paragraph 2 herein are to be calculated as follows:

     3.1 Value at the well head of Petroleum produced and sold is to be calculated in the same way that "value at the well head of Petroleum" is calculated pursuant to section 35(6) of the Petroleum Act where the sale price is bona fide and to an arms length purchaser PROVIDED that the "Guidelines for Payment of Royalty and Provision of Information" issued by the Department of Mines & Energy of South Australia, a copy of which is annexed to this Schedule 4, shall be applied mutatis mutandis as if the reference to the royalty rate of 10% therein were a reference to the relevant percentage rate of compensation referred to in paragraph 2 herein;

     3.2 subject only to paragraphs 3.3 and 3.4 herein, the minimum sale price of oil shall be deemed to be $24.00 per barrel (the "floor price");

     3.3 in the event of an increase in the sale price of oil per barrel of $2.00 or more above the floor price, which increase remains constant for a minimum period of 30 consecutive days, then for each such increase of $2.00 the percentage production payments set out in paragraph 2 herein shall increase correspondingly by an amount of 0.125%;

     3.4 subject to paragraph 3.2 herein, where the sale price of oil per barrel decreases by $2.00 or more, which decrease remains constant for a minimum period of thirty consecutive days, then for each such decrease of $2.00 the percentage production payments set out in paragraph 2 herein shall decrease correspondingly by an amount of 0.125%;

     3.5 a ceiling sale price of $45.00 per barrel of oil shall apply to the percentage increases referred to in paragraph 3.3 herein and no percentage increase shall apply to sale price increases in excess of $45.00 per barrel.

4.   Conversion rates from Oil to other Petroleum products

For the purposes of the determination of the barrels of oil equivalent as referred to in paragraph 2 herein, the following conversion table shall apply:

Petroleum Product             Volume          Equivalent to:
-----------------        ----------------    -----------------

Crude Oil                1 Barrel            1 B.O.E.
Sales Gas                1 Petajoule         174.937 B.O.E. x 10 3
Condensate/Naphtha       1 Barrel            0.935 B.O.E.
LPG                      1 tonne             8.458 B.O.E.


5.   Identification of Field Size

     5.1 The Explorer shall within a reasonable time period and in any event within 5 years from the date of grant of the PPL, prepare a reserves assessment report of the producible field, subject of the PPL and shall provide to the NTPs a copy of the report.

     5.2 The NTPs shall, within a period of six months from the date of receipt of the report referred to in paragraph 5.1 herein, be entitled to dispute the finding made therein.

     5.3 In the event that the NTPs disputes the assessment in accordance with paragraph 5.2 herein, it shall provide to the Explorer a notice of dispute in writing setting out detailed reasons for such dispute within the said six month period.

     5.4  Where the NTPs do not notify the Explorer in accordance with paragraph
          5.3 herein, the NTPs shall be deemed to have accepted the Explorer report and the Explorer shall be entitled to base their calculations in respect of adjustment of compensation payments set out in paragraph 6 herein on that assessment.

     5.5 Where the NTPs notify the Explorer pursuant to paragraph 5.2 herein and an agreement as to the volume of reserves assessed in respect of the relevant producible field cannot be reached, the matter shall be resolved by reference to an independent expert appointed by the parties who shall determine the extent of reserves and whose opinion shall be final and binding on the parties. Costs in respect of the appointment of the independent expert shall be borne equally between the Explorer and the NTPS.

6.   Adjustment of Compensation Payments - Field Decline

     6.1 If in the Operator's opinion the relevant field has gone or is to go into decline, the Operator shall give the NTPs notice to that effect, and:

          6.1.1 the parties shall meet and negotiate and use their best endeavors to agree upon a date on and from which the relevant field has gone or is to go into decline (the "Relevant Date").

          6.1.2 the Relevant Date shall be determined on the basis of the field reserves assessment report referred to in paragraph 5.1 herein which shall set out the estimated remaining reserves as a percentage of the total estimated field and shall further set out the point at which the field shall be deemed to have gone or is to go into decline as a percentage of the total estimated field (the "Relevant Percentage") PROVIDED HOWEVER that the Relavant Percentage shall be no less than 50% and no more than 70% of the total estimated field;

          6.1.3 if within 60 days from the giving of the notice referred to in paragraph 6.1 herein, the parties are unable to agree, the Chief Executive Officer of Mines & Energy South Australia shall be requested to nominate and appoint an independent qualified reservoir engineer who shall carry out a study to determine the Relevant Date on and from which the relevant field has gone or is to go into decline and who in so doing shall act as an expert and whose opinion and study shall be final and binding on the parties.

     6.2 On and as from the Relevant Date, compensation payments to the NTPs as set out in paragraph 2 herein shall be reduced by an amount of 0.5% of the value at the well head of Petroleum produced and sold for each additional 10% of the total estimated field produced in excess of the Relevant Percentage, PROVIDED HOWEVER that the minimum percentage of compensation payable to the NTPs pursuant to this paragraph shall be 1.5% of the value at the well head of petroleum produced and sold.

7.    Time for Payment

Payments due to the NTPs as calculated in accordance with paragraphs 2 and 3 herein shall be made by the Explorer and/or the Operator within 30 days after the last day of each calendar month in which the Petroleum in respect of which such compensation applies was sold, or within 30 days after the last day of the calendar month in which payment is actually received by the party selling the Petroleum or other Product, whichever is the earlier date.

8.    Adjustment of Compensation Payments

     8.1 The Explorer shall at the Explorer's expense provide to the NTPs, within 90 days after the end of each License Year commencing with the License Year in which production of Petroleum first occurs from the License Area, a report setting out the amount of Petroleum produced and sold during the preceding License Year, calculations of the proceeds attributable to the NTPs in accordance with this Schedule 4 for such year, and providing such other information as the NTPs shall reasonably request.

     8.2 If any such report indicates that payments actually made to the NTPs were less than the amount reflected as being payable, the amount of the difference plus interest at 2 percentage points above the then prevailing interest rate as charged by the ANZ bank for loans less than $100,000.00 shall be promptly adjusted by an appropriate balancing payment to the NTPs .

     8.3 If any such report indicates that payments actually made to the NTPs were greater than the amount reflected as being payable, the amount of the difference shall be promptly adjusted by an appropriate deduction from the first month or months, as appropriate, payment to the NTPs of its due entitlements pursuant to this Schedule 5.

9.    Auditing

     9.1 The Explorer shall cause to be kept and maintained complete books and records in respect of the NTPs entitlements pursuant to this Schedule 4 and shall retain such books and records for at least five years.

     9.2 The NTPs, upon at least thirty days advance written notice to the Explorer and/or any interested third party or third parties (the "Third Party"), shall have the right, at its sole expense to audit the books and related records for any License Year or proportion thereof within the 12 month period following the end of the License Year to which they relate.

     9.3 All bills and statements rendered to the NTPs by the Explorer and/or the Third Party during any License Year shall conclusively be presumed to be true and correct after 12 months following the end of any such License Year unless within the said 12 month period the NTPs takes written exception thereto and make claim for adjustment.

     9.4 The conducting of an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided above.

     9.5 If any such audit demonstrates that amounts owing to the NTPs have been underpaid by more than 10% then, provided the NTPs protests within six months from the close of the calendar year being audited, in addition to promptly making a balancing payment with interest to the NTPs , the Explorer and/or the Third Party, shall in accordance with their respective participation interests reimburse the NTPs for the expense of the audit.

                              Schedule 5

         Principles for Agreement on the grant of a Petroleum
                          Production License


1.    Definitions

Unless otherwise defined in this Schedule, the Definitions of Clause 1 of the Principal Agreement apply to this schedule.

  1.1 "Principal  Agreement"   Means the Agreement signed by the  NTPs  and  the
                               Explorer  on  ___  day of ________ 1998;

  1.2 "Petroleum  Operations"  Means the  operations  for  the  exploration  and recovery of Petroleum, by the Explorer and the License Area and any production therefrom;

  1.3 "Petroleum Operations
       Area Means the area of land required for the purpose of the Petroleum Operations, including any access
                               roads   and airstrips on the tenement;

  1.4 "Joint Venture
       Agreement"              Means any agreement  entered into by the Explorer
                               and   a  third  party  or  third  parties  and/or
                               production  within  the License Area (the "JVA")

  1.5 "Joint Venture
       Participants"           Means all parties  (excluding  the NTPs)  to  the
                               JVA (the "JV Participants")

2.    Principles of Agreement

     2.1 Subject to the Act and the terms and conditions of the Principal Agreement the parties wish to record certain principles of agreement setting out terms and conditions as to payments and other terms and conditions for the purpose of Clause 23 of the Principal Agreement.

     2.2 It is acknowledged that at the date these principles have been agreed the location, quantity of reserves and characteristics of any Petroleum deposits which may be discovered are entirely unknown and that, between the date hereof and the date of an application for and the grant of PPL, economic conditions (including government levies and taxes) affecting the development of Petroleum wells and the sale of Petroleum products may alter considerably.

     2.3 The parties have agreed that any agreement entered into by the parties pursuant to Clause 23 of the Principal Agreement shall contain terms and conditions incorporating the principles set out in this Schedule and where the matter is not specifically dealt with in this Schedule, as agreed.

3.    Option to Take up Participatory Interest

The election right afforded to the NTPs in Clause 24 of the Principal Agreement shall be exercised as follows:

     3.1 The Explorer shall by notice in writing advise the NTPs 30 days prior to lodging an application for grant of a PPL within the License Area with the Minister, of their intention to lodge such application ("the Date of Notification").

     3.2 The notification referred to in paragraph 3.1 herein shall include such technical and financial information as necessary to enable the NTPs to make an informed decision whether or not to take up its participatory interest pursuant to Clause 24 of the Principal Agreement and in particular such information shall include details of past exploration expenditure, a copy of the PPL application, and an assessment of anticipated future expenditure in relation to the PEL and PPL.

     3.3 The NTPs may, within 30 days of the date the Date of Notification, by notice given in writing to the Explorer and/or the JV Participants (as the case may be), make a once only election to take up a participatory interest of up to 1 0 % but in any event no less than 1 % in the JVA and failure to so notify the Explorer and/or the JV Participants within the said time period shall be deemed to be a forfeiture on the part of the NTPs of their election rights pursuant to Clause 24.1 of the Principal Agreement.

          In the event that at the time of the election there is no JVA applicable in respect of the License Area, the Explorer and the NTPs agree to enter into an agreement with each other for the conduct of Petroleum Operations within the License Area and such agreement shall be deemed a JVA as that term is defined in this Schedule S.

     3.4 The NTPs election to take up its participatory interest shall be conditional upon the NTPs entering into an undertaking to bear 100% of the costs and obligations of its participatory interest and the NTPs shall within 30 days of the Date of Notification, pay to the Explorer and or the JV Participants an amount in respect of past exploration expenditure proportional to the NTPs elected participatory interest and failure to make such payment within the said time period shall be deemed to be a forfeiture on the part of the NTPs of its election rights pursuant to Clause 24.2 of the Principal Agreement, notwithstanding any notice which may have been given pursuant to paragraph 3.3 herein.

          For the purpose of this paragraph 3.4 "past exploration expenditure" shall include all costs charges and expenses related to the operation, administration and management of the PEL up to the date of election by the NTPs as provided for in Clause 24.2 of the Principal Agreement.

     3.5 Subject to paragraphs 3.3 and 3.4 herein, the NTPs shall be entitled to take up their participatory interest in any existing or subsequent JVA in respect of the License Area and the Explorer covenant that, in the event that the Explorer enters into a JVA with a third party or third parties prior to the Date of Notification, the terms of such agreement will be such as to protect the possible future participatory interest of the NTPs and will provide an appropriate mechanism whereby the NTPs is guaranteed the opportunity to elect to take up an interest in such JVA of up to 1 0%; - 38 -

     3.6  3.6.1  Where a JVA applies in  respect  of  the  whole  of the License
                 Area, the NTPs election right relates only to the first PPL applied for within the License Area and once exercised or forfeited cannot subsequently be exercised in respect of additional PPL's applied for or granted within the License Area.

          3.6.2 However, should the License Area be divided into sub-blocks or sub-areas then the NTPs shall have an election right in respect of the first PPL applied for within each relevant subarea or sub-block. Once exercised or forfeited in respect of any particular sub-block or sub-area the election right cannot subsequently be exercised in respect of additional PPLs applied for or granted within that particular sub-area or sub-block but may be exercised in respect of the first PPL applied for within any other-sub area or sub-block in respect of which the election right has not been exercised or forfeited.

     3.7 Subject to the anticipated production from the PPL being sustainable at the rate of 2500 barrels of oil (or oil equivalent) per day which decision shall be made by the Explorer and where the NTPs elect to take up its participatory interest, the Explorer and/or the JV Participants shall cause to be made to the NTPs, upon commencement of actual production following the grant of a PPL an annual advance payment of the following sums to be deducted from compensation payments payable to the NTPs in any one production year:

          3.7.1where  annual  production  is less  than or equal  to  10,000,000 barrels of oil (or barrels of oil equivalent), the sum of $100,000.00;

          3.7.2where annual production is greater than 10,000,000 but less than or equal to 20,000,000 barrels of oil (or barrels of oil equivalent), the sum of $150,000.00;

          3.7.3where annual production is greater than 20,000,000 barrels of oil (or barrels of oil equivalent), the sum of $200,000.00.

     3.8 The NTPs agree to comply with all of its obligations under the JVA and in particular agrees:

          3.8.1to satisfy any  shortfall  between  annual  advance  payments and obligations in respect of its participatory interest (the "shortfall") from predicted production compensation payments; and

          3.8.2where   compensation   payments  are  insufficient  to  meet  the
               shortfall, from any dividend payable to the NTPs in respect of its participatory interest in any one License Year.

4.    Application of Schedules 3 and 4 to these Principles of Agreement

Whether or not the NTPs elects to take up its participatory interest (or fails to exercise its right to do so), compensation payments to the NTPs shall be made in accordance with the terms of payment set out in Schedule 3 of the Principal Agreement, and where the NTPs elects to take up its participatory interest, the payments referred to in Schedules 3 and 4 of the Principal Agreement shall be in addition to any dividend to which the NTPs may be entitled in respect of its participatory interest in the JVA.

5.    Participation and Voting Rights

The NTPs participation in a JVA shall be on the same terms and conditions as apply to other JV Participants and the Explorer covenants that any JVA entered into shall allow for the NTPs upon taking up its participatory interest, to exercise full voting rights, and further covenants that no special voting rights shall be given to any other JV Participant without the express agreement of the NTPs thereto.

6.    Independent Audit

Upon the giving of prior notice to the Explorer, the NTPs shall, through an independent auditor reasonably acceptable to the explorer, and whose appointment shall be to the cost of the NTPs have the right to be provided with and have access to inspect and copy information relevant to the calculation of statutory royalties and to the calculation of any payments payable pursuant to the Principal Agreement and or this Schedule.

7.    Term of Agreement

The parties shall ensure that subject to Clause 30 of the Principal Agreement, the JVA shall continue in force until the expiration of twenty-one years from the date of grant of the PPL.

8.    Extension of Term

The NTPs agree that, provided the Explorer has substantially complied with their obligations under the JVA, it will at the request of the Explorer made within five years prior to the date upon which the JVA terminates under paragraph 7 herein, enter into good faith negotiations with the Explorer and any other relevant party or parties with a view to reaching agreement on terms and conditions for a renewal of the JVA after expiration thereof, and that it will commence such negotiations within thirty days after receiving such request.

9.    Arbitration

In the event that the parties cannot agree on the terms and conditions of a renewal of the JVA then either the Explorer or the NTPs may serve notice upon the other requiring that they or it submit to arbitration to determine the terms and conditions for a renewal of the JVA and the arbitrator's decision will be binding on the parties.

10.   Additional Terms and Conditions

In addition to the foregoing, the JVA shall contain such terms and conditions as may reasonably relate to the Petroleum Operations and to the use and occupation of the tenement, including terms and conditions dealing with matters specifically dealt with in the Principal Agreement which may be applied mutatis mutandis or otherwise amended to fit the circumstances of the JVA.




                                - 40 -